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Exhibit 21. Subsidiaries of the Registrant

   The following table lists subsidiaries of the registrant which meet the definition of "significant subsidiary" according to Regulation S-X:

                                                            Name Under Which
             Company           State of Incorporation     Company Does Business
             -------           ----------------------     ---------------------
           Vesta Fire                 Alabama                  Vesta Fire
      Insurance Corporation                               Insurance Corporation